Celsius Holdings Reports First Quarter 2025 Financial Results

Closed Alani Nu® acquisition on April 1, adding a second billion-dollar brand to Celsius Holdings’ growing functional beverage portfolio1

On a pro forma basis, Celsius Holdings captured 16.2% of U.S. energy drink category dollar share in Q1 20252

BOCA RATON, Fla., May 6, 2025 — Celsius Holdings, Inc. (Nasdaq: CELH) (“Celsius Holdings” or “the company”) today reported first quarter 2025 financial results.
Summary of First Quarter 2025 Financial Results

Summary Financials	1Q 2025	1Q 2024	Change
(Millions except for percentages and EPS)
Revenue	$329.3	$355.7	(7)%
N. America	$306.5	$339.5	(10)%
International	$22.8	$16.2	41%
Gross Margin	52.3%	51.2%	+110 BPS
Net Income	$44.4	$77.8	(43)%
Net Income att. to Common Shareholders	$34.4	$64.8	(47)%
Diluted EPS	$0.15	$0.27	(44)%
Adjusted Diluted EPS*	$0.18	$0.27	(33)%
Adjusted EBITDA*	$69.7	$88.0	(21)%
*The company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), but management believes that disclosure of Adjusted EBITDA and Adjusted Diluted EPS, which are non-GAAP financial measures that management uses to assess our performance, may provide users with additional insights into operating performance. Please see “Use of Non-GAAP Measures” and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, both of which can be found below.

John Fieldly, Chairman and CEO of Celsius Holdings, said: “Celsius navigated a dynamic operating environment in the first quarter while continuing to invest in our core brand, product innovation and operational scale. We saw business fundamentals strengthen through the quarter and are encouraged by the positive momentum heading into Q2. With the Alani Nu acquisition now closed, continued gains in retail shelf space, and strong international growth across both legacy and new markets, we are confident in our growth strategy and we believe that we are well-positioned as a leader in modern energy.”
FINANCIAL AND MARKET HIGHLIGHTS FOR THE FIRST QUARTER OF 2025
For the three months ended Mar. 31, 2025, revenue totaled approximately $329.3 million, compared to $355.7 million for the prior-year period, representing a 7% decline. First quarter revenue was affected by the timing and structure of our U.S. distributor incentive program and elevated retail promotional allowances, which were more heavily weighted toward the latter part of the quarter compared to the same period in 2024. Additionally, the first quarter of 2024, as compared to the current year period, benefited from multiple promotional activations across key retail and convenience channels, as well as the launch of our 16-ounce CELSIUS ESSENTIALS® line. While revenue was down year over year, retail scanner data showed a 2% increase in dollar sales for the thirteen weeks ended Mar. 30, 20253, compared to the prior 13-week period.

1 Circana Total US MULO+ w/C L52W ended 4/13/25, RTD Energy
2 Circana Total US MULO+ w/C L13W ended 3/30/25, RTD Energy (CELSIUS 10.9% + Alani Nu brands 5.3%)
3 Circana Total US MULO+ w/C L13W ended 3/30/25, RTD Energy

International revenue totaled $22.8 million for the first quarter of 2025, a 41% increase as compared to the first quarter of 2024, driven by organic growth in our legacy EMEA markets and momentum in newly launched markets, including the UK, Ireland, France, Australia and New Zealand. Excluding markets launched in 2024, international revenue grew 9% compared to the prior-year period.

For the three months ended Mar. 31, 2025, gross profit decreased by $9.8 million to $172.4 million from $182.2 million for the three months ended Mar. 31, 2024. Gross profit margin was 52.3% for the three months ended Mar. 31, 2025, a 110 basis point increase from 51.2% for the same period in 2024. The increase in gross margin is attributed to sourcing efficiencies for raw and package materials.

Selling, general and administrative expenses for the three months ended Mar. 31, 2025, increased $21.3 million, or 22%, to $120.3 million from $99.0 million for the quarter ended Mar. 31, 2024, driven primarily by acquisition-related professional services and continued investment in global headcount compared to the prior-year period.

Diluted earnings per share for the first quarter of 2025 was $0.15 compared to $0.27 for the prior-year period. Non-GAAP adjusted diluted earnings per share for the first quarter of 2025 was $0.18 compared to $0.27 for the prior-year period.

Retail Performance
Retail sales of the Celsius Holdings portfolio in U.S. tracked channels (MULO+ W/C) reflected sustained consumer demand for sugar free, functional beverages for the 13-week period ended Mar. 30, 20254. CELSIUS® retail sales declined 3% year over year with a dollar share of 10.9%, down 140 basis points from the prior year. Alani Nu® retail sales increased 88% year over year, reaching a 5.3% dollar share, up 221 basis points. Combined, the Celsius Holdings portfolio captured a 16.2% dollar share, representing a gain of 81 basis points year over year.

For the reporting period, CELSIUS held market share across key international markets as follows: Sweden 13.5%5, Finland 6%6, New Zealand 4.5%7, Canada 4.0%8, Australia 2.5%9, Ireland 1.2%10, France 0.6%11 and Great Britain 0.2%12.

Acquisition of Alani Nu
As previously announced, we closed our acquisition of Alani Nu on Apr. 1, 2025. Powered by strong consumer demand for better-for-you, functional beverages, expanded distribution, and targeted innovation, Alani Nu surpassed $1 billion in trailing 52-week retail sales for the period ended Apr. 13, 202513.
First Quarter 2025 Earnings Webcast
Management will host a webcast today, Tuesday, May 6, 2025, at 8:00 a.m. ET to discuss the company’s first quarter 2025 financial results with the investment community. Investors are invited to join the webcast accessible from https://ir.celsiusholdingsinc.com. Downloadable files, an audio replay and transcript will be made available on the Celsius Holdings investor relations website.

About Celsius Holdings, Inc.
Celsius Holdings, Inc. (Nasdaq: CELH) is a functional beverage company and the owner of energy drink brand CELSIUS®, hydration brand CELSIUS HYDRATIONTM and health and wellness brand Alani Nu®. Born in fitness and pioneering the rapidly growing, better-for-you, functional beverage category, the company creates and markets leading functional beverage products. For more information, please visit www.celsiusholdingsinc.com.

Contact
Paul Wiseman
Investors: investorrelations@celsius.com
4 Circana Total US MULO+ w/C L13W ended 3/30/25, RTD Energy
5 NielsenIQ Discover G+SVH Energy Drinks L4W ended 3/16/25
6 Analyyysiverstas (S-Group, Kesko) Energy - Celsius End 2.2025
7 Circana | QTR to 2/16/25 | Scan Total – National
8 NielsenIQ Discover National All Channels – Extreme Energy Drinks FY 2024 through w/e 12/28/24
9 Circana QTR to 2/16/25 | Scan Total – National; Circana QTR to 2/16/25 | 7Eleven – National
10 NielsenIQ ROI Stimulant 2/23/25; NielsenIQ NI Convenience Stimulant 2/22/25
11 Nielsen full coverage (HMSM+PROXI+ECOM+SDMP) WK 1-8 2025
12 Nielsen GB Full Mkt (CoMoFi, G-Com, TeBo, Wholesale) L4W Energy End 2/22/25
13 Circana Total US MULO+ w/C L52W ended 4/13/25, RTD Energy

Press: press@celsius.com

Forward-Looking Statements
This press release contains statements by Celsius Holdings, Inc. (“Celsius Holdings”, “we”, “us”, “our” or the “Company”) that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our prospects, plans, business strategy and expected financial and operational results. You can identify these statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would”, ”could”, ”project”, ”plan”, “potential”, ”designed”, “seek”, “target”, variations of these terms, the negatives of such terms and similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  You should not rely on forward-looking statements because our actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: changes to our commercial agreements with PepsiCo, Inc.; management’s plans and objectives for international expansion and global operations; general economic and business conditions; our business strategy for expanding our presence in our industry; our expectations of revenue; operating costs and profitability; our expectations regarding our strategy and investments; our ability to successfully integrate businesses that we acquire, including Alani Nu; our ability to achieve the benefits that we expect to realize as a result of our acquisitions, including Alani Nu; the potential negative impact on our financial condition and results of operations if we fail to achieve the benefits that we expect to realize as a result of our business acquisitions, including Alani Nu; liabilities of the businesses that we acquire that are not known to us; our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; the Company’s ability to comply with the rules and regulations of the Securities and Exchange Commission (the “SEC”); and those other risks and uncertainties discussed in the reports we file with the SEC, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date the statements were made. We do not undertake any obligation to update forward-looking information, except to the extent required by applicable law.

CELSIUS HOLDINGS, INC. - FINANCIAL TABLES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$977,285	$890,190
Accounts receivable-net[1]	256,424	270,342
Inventories-net	141,159	131,165
Prepaid expenses and other current assets	22,464	18,759
Deferred other costs-current[2]	14,124	14,124
Total current assets	1,411,456	1,324,580

Property, plant and equipment-net	58,698	55,602
Deferred tax assets	38,525	38,699
Right of use assets-operating leases	20,866	21,606
Other long-term assets	14,717	8,384
Deferred other costs-non-current[2]	230,684	234,215
Intangibles-net	12,444	12,213
Goodwill	72,128	71,582
Total Assets	$1,859,518	$1,766,881

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable[3]	$61,052	$41,287
Accrued expenses[4]	152,046	148,780
Income taxes payable	26,206	10,834
Accrued promotional allowance[5]	151,327	135,948
Lease liability operating leases	3,550	3,265
Deferred revenue[2]	9,513	9,513
Other current liabilities	14,160	15,908
Total current liabilities	417,854	365,535

Lease liability operating leases	16,152	16,674
Deferred revenue[2]	155,336	157,714
Other long term liabilities	2,574	2,541
Total Liabilities	591,916	542,464

Commitment and contingencies (Note 15)

Mezzanine Equity[2]:
Series A convertible preferred shares, $0.001 par value, 5% cumulative dividends; 1,466,666 shares issued and outstanding at each of March 31, 2025 and December 31, 2024, aggregate liquidation preference of $550,000 as of March 31, 2025 and December 31, 2024.	824,488	824,488

Stockholders’ Equity:
Common stock, $0.001 par value; 300,000,000 shares authorized, 235,283,266 and 235,013,960 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively.	79	79
Additional paid-in capital	300,877	297,579
Accumulated other comprehensive loss	(1,001)	(3,250)
Retained earnings (accumulated deficit)	143,159	105,521
Total Stockholders’ Equity	443,114	399,929
Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$1,859,518	$1,766,881

[1] Includes $136.8 million and $168.2 million from a related party as of March 31, 2025 and December 31, 2024, respectively.
[2] Amounts in this line item are associated with a related party for all periods presented.
[3] Includes $9.2 million and $1.7 million due to a related party as of March 31, 2025 and December 31, 2024, respectively.
[4] Includes $0.2 million and $0.2 million due to a related party as of March 31, 2025 and December 31, 2024, respectively.
[5] Includes $88.7 million and $75.1 million due to a related party as of March 31, 2025 and December 31, 2024, respectively.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Revenue[1]	$329,276	$355,708
Cost of revenue	156,903	173,501
Gross profit	172,373	182,207
Selling, general and administrative expenses[2]	120,342	99,017
Income from operations	52,031	83,190

Other income (expense):
Interest income, net	7,846	9,612
Other, net	1,116	(341)
Total other income	8,962	9,271

Net income before provision for income taxes	60,993	92,461

Provision for income taxes	(16,574)	(14,650)
Net income	$44,419	$77,811

Dividends on Series A convertible preferred stock[3]	(6,781)	(6,837)
Income allocated to participating preferred stock[3]	(3,219)	(6,128)
Net income attributable to common stockholders	$34,419	$64,846

Other comprehensive income:
Foreign currency translation gain (loss), net of income tax	2,249	(1,354)
Comprehensive income	$36,668	$63,492

*Earnings earnings per share
Basic	$0.15	$0.28
Diluted	$0.15	$0.27

*Please refer to Note 3 in the Company’s Annual Report on Form 10-Q for the period ended March 31, 2025, for Earnings per Share reconciliations.

[1] Includes $189.7 million and $210.5 million for the three months ended March 31, 2025, and 2024, respectively from a related party.
[2] Includes $0.8 million and $0.7 million for the three months ended March 31, 2025 and 2024, respectively from a related party.
[3] Amounts in this line item are associated with a related party for all periods presented.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP net income to non-GAAP adjusted EBITDA and Adjusted EBITDA Margin

	Three months ended March 31,
	2025	2024
Net income (GAAP measure)	$44,419	$77,811
Add back/(Deduct):
Net interest income	(7,846)	(9,640)
Provision for income taxes	16,574	14,650
Depreciation and amortization expense	2,611	1,229
Non-GAAP EBITDA	55,758	84,050
Stock-based compensation[1]	5,029	3,563
Foreign exchange	(920)	369
Acquisition Costs[2]	9,112	—
Penalties[3]	710	—
Non-GAAP Adjusted EBITDA	$69,689	$87,982

Non-GAAP Adjusted EBITDA Margin	21.2%	24.7%

Reconciliation of GAAP diluted Earnings per share to non-GAAP Adjusted diluted Earnings per share

	Three months ended March 31,
	2025	2024
Diluted earnings per share (GAAP measure)	$0.15	$0.27
Add back/(Deduct)[4]:
Acquisition Costs[2]	0.03	—
Non-GAAP diluted earnings per share	$0.18	$0.27
a14

b15

114Selling, general and administrative expenses related to employee non-cash stock-based compensation expense. Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and directors. The Company believes that the exclusion provides a more accurate comparison of operating results and is useful to investors to understand the impact that stock-based compensation expense has on its operating results.
152Acquisition costs include fees for professional services incurred during the first quarter ended March 31, 2025, related to a business acquisition.
3 Accrued expense in the quarter ended March 31, 2025, related to contractual co-packer obligations.
4 Add backs and deductions are net of their respective impacts from tax and reallocation of earnings to participating securities. The total tax effect of the adjusted items for the quarter ended March 31, 2025 is $(0.01), which includes the tax effect of deductible acquisition costs and penalties related to contractual co-packer obligations. There were no adjusted items for the quarter ended March 31, 2024. Tax effects are determined based on the tax treatment of the related item, the incremental statutory rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income (loss).

USE OF NON-GAAP MEASURES

Celsius defines Adjusted EBITDA as net income before net interest income, income tax expense (benefit), and depreciation and amortization expense, further adjusted by excluding stock-based compensation expense, foreign exchange gains or losses, distributor termination fees and legal settlement costs. Adjusted EBITDA Margin is the ratio between the company’s Adjusted EBITDA and net revenue, expressed as a percentage. Adjusted diluted earnings per share is GAAP diluted earnings per share net of add backs and deductions for distributor termination, legal settlement costs, reorganization costs,acquisitions costs, and penalties. Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share are non-GAAP financial measures.

Celsius uses Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share for operational and financial decision-making and believes these measures are useful in evaluating its performance because they eliminate certain items that management does not consider indicators of Celsius’ operating performance. Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share may also be used by many of Celsius’ investors, securities analysts, and other interested parties in evaluating its operational and financial performance across reporting periods. Celsius believes that the presentation of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share, provides useful information to investors by allowing an understanding of measures that it uses internally for operational decision-making, budgeting and assessing operating performance.

Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share are not recognized terms under GAAP and should not be considered as a substitute for net income or any other financial measure presented in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of Celsius’ results as reported under GAAP. Celsius strongly encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted diluted earnings per share as defined by Celsius, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare Celsius’ use of these non-GAAP financial measures with those used by other companies.